Franklin Credit Holdings Corporation 8-K

Exhibit 99.4

$1,109,000	<place of execution>

<date>

NOTE

FOR VALUE RECEIVED, Franklin Credit Management Corporation (“FCMC”) promises to pay to the order of Franklin Credit Holding Corporation, (hereinafter referred to as “Franklin Holding”) the principal amount of One Million One Hundred-Nine Thousand dollars ($1,109,000) in lawful money of the United States of America (hereinafter referred to as the “Loan”), in accordance with the provisions of this note (this “Note”), together with all unpaid accrued interest, fees and other sums, if any, on the date that is five years from the Effective Date (hereinafter referred to as the “Maturity Date”), or such earlier date as a result of the occurrence of an Event of Default (defined below) under this Note.  Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Prepackaged Plan of Reorganization of Franklin Credit Holding Corporation, dated May __, 2012.

1.           Interest.

Interest on this Note will accrue from the date hereof at a per annum rate equal to three and one quarter percent (3.25%) per annum.  Interest shall be calculated based on the daily rate produced by assuming a 360 day year multiplied by the actual number of days elapsed.  Whenever there is any Event of Default under this Note the rate of interest on the unpaid principal balance shall be five (5%) percent per annum in excess of the rate of interest otherwise provided herein.

2.           Payments.

FCMC shall pay to Franklin Holding fifty-nine (59) consecutive monthly installments of $18,483.33 each on the first day of each month beginning with the month following the Effective Date and continuing thereafter during the term of the Loan until the Maturity Date, on which date a final payment of $18,483.53 shall be due and payable, plus interest of 3.25% calculated on the outstanding Note balance at the close of the prior month, based a 360 day year multiplied by the actual number of days elapsed each month.  The entire unpaid principal amount of this Note is to be paid on the Maturity Date at which time all the unpaid principal and accrued interest, together with any unpaid expenses, charges and fees, if any, which fees shall have been deemed to be earned, shall be due and payable, or such earlier date as a result of the occurrence of an Event of Default under the Loan Documents, at which time all unpaid principal and accrued interest, together with any unpaid expenses, charges and fees, if any, shall be due and payable, which fees shall be deemed to have been earned.  FCMC may prepay the principal due under this Note, in whole or in part, at any time during the term of the Loan and any such payments shall be applied in inverse order of maturity.  All payments of principal and interest due under this Note and all fees shall be made to Franklin Holding at the address that Franklin Holding shall designate to FCMC in writing, in immediately available funds in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

3.           Late Charge.

In the event that any payment, including, without limitation, interest or principal, required to be made by FCMC under this Note shall not be received by Franklin Holding on the date the same shall be due and payable, Franklin Holding may, in addition to any other rights and remedies, charge, and if so charged, FCMC shall pay upon demand, a late charge of five cents ($0.05) for each dollar ($1.00) of such delinquent payment.

4.           Fees and Expenses.

At all times throughout the term of this Note, FCMC shall pay or reimburse Franklin Holding for all reasonable fees and out-of-pocket expenses actually incurred by Franklin Holding with respect to any and all transactions contemplated herein and the preparation of any documents reasonably required hereunder, including, but not limited to, the reasonable fees and expenses of Franklin Holding’s attorneys.  The provisions of this paragraph shall survive the termination of this Note and the repayment of the indebtedness evidenced by this Note.

5.           Representation and Warranties.

FCMC represents and warrants to Franklin Holding that:  (i) it has the power, and has taken all necessary action to authorize, execute and deliver this Note and perform its obligations in accordance with the terms hereunder, (ii) this Note is the legal, valid and binding obligation of FCMC enforceable against FCMC in accordance with its terms without any offsets, counterclaims or defenses, (iii) the execution, delivery and performance of this Note by FCMC will not (a) require any governmental approval or any other consent or approval; or (b) violate, conflict with, result in a breach of, constitute a default under any agreement to which it is a party, or result in or require the creation of any lien upon any of the assets of FCMC or any subsidiary of FCMC, (iv) no Event of Default has occurred and is continuing, and (v) the financial and other information provided by FCMC to Franklin Holding in connection with FCMC’s request that Franklin Holding accept this Note is true and correct in all material respects.

6.           Covenants.

FCMC covenants and agrees that until this Note has been paid it will: (i) maintain its existence, (ii) keep all of its real and tangible personal property in good repair and insured, (iii) comply in all material respects with all applicable laws, rules, regulations and orders including, without limitation, laws related to the payment of taxes, employment and the environment, (iv) provide Franklin Holding with annual and quarterly financial statements; in the case of annual statements, audited by a certified public accountant; and, in the case of quarterly statements, in the same form as FCMC’s annual statements, and (v) permit Franklin Holding to inspect FCMC’s premises with advance notice to FCMC, but not more than once per quarterly period.

FCMC shall, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Note or any other documents, agreements, certificates and instruments to which FCMC is a party or by which FCMC is bound in connection with this Note.

7.           Indemnification.

FCMC agrees to and does hereby indemnify, protect, defend and save harmless Franklin Holding, as well as the Franklin Holding’s directors, officers, employees, agents, attorneys and shareholders (hereinafter referred to collectively as the “Indemnified Parties” and individually as an “Indemnified Party”) from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Note and the transactions contemplated herein.  In case any action shall be brought against an Indemnified Party based upon any of the above and in respect to which indemnity may be sought against FCMC, said Indemnified Party, against whom such action was brought shall promptly notify FCMC in writing, and FCMC shall assume the defense thereof, including the employment of counsel selected by FCMC and reasonably satisfactory to said Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement.  Upon reasonable determination made by said Indemnified Party, said Indemnified Party shall have the right to employ separate counsel, at FCMC’s own cost and expense, in any such action and to participate in the defense thereof.  FCMC shall not be liable for any settlement of any such action effected without its consent, but if settled without FCMC’s consent, or if there be a final judgment for the claimant in any such action, FCMC agrees to indemnify and save harmless said Indemnified Party against whom such action was brought from and against any loss or liability by reason of such settlement or judgment.  The provisions of this Paragraph shall survive the termination of this Note and the repayment of the indebtedness evidenced by this Note.

8.           Events of Default.

The occurrence of any of the following events shall constitute an Event of Default under this Note (hereinafter referred to as an “Event of Default”):  (i) FCMC shall have defaulted in the payment of any installment of principal and/or interest on this Note on its due date; (ii) any representation made by FCMC in connection with this Note shall have proved to be untrue in any material respect, (iii) FCMC shall have failed to duly observe or perform any covenant, obligation, condition or agreement with respect to the payment of monies on the part of FCMC, to be observed or performed pursuant to the terms of this Note or any other loan document executed by FCMC in connection with the Loan, other than the payment of interest and principal which shall be governed by (i) above; (iv) FCMC shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator of all or a substantial part of its assets; or shall generally be unable to pay its debts when due; or shall have filed a petition or an answer seeking an arrangement with its creditors or shall have taken advantage of any insolvency law; or shall have submitted an answer admitting the material allegations of a petition in a bankruptcy or an insolvency proceeding; or an order, judgment or decree shall have been entered, without the application, approval or consent of FCMC by any court of competent jurisdiction appointing a custodian, receiver, trustee or liquidator of FCMC or a substantial part of any of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days; or shall have failed to contest an involuntary petition in bankruptcy filed against it within thirty (30) days of the filing thereof; or if any Order for Relief shall have been entered under the Federal Bankruptcy Code.

9.           Remedies.

Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, Franklin Holding may take one or more of the following remedial steps:  (i) declare immediately due and payable the outstanding principal balance of this Note, together with all accrued and unpaid interest, fees and other sums or expenses payable hereunder and accordingly accelerate payment thereof notwithstanding contrary terms of payment stated herein, without presentment, demand or notice of any kind, all of which are expressly waived, notwithstanding anything to the contrary contained herein or elsewhere; (ii) take any action at law or in equity (a) to collect the payments then due and thereafter to become due under this Note or (b) to enforce performance and observance of any obligation, agreement or covenant of FCMC under this Note; (iii) Franklin Holding shall have the right immediately, and without notice or other action (any such notice being expressly waived by FCMC) to set-off any money owed by Franklin Holding in any capacity to FCMC or any property of FCMC in the possession of Franklin Holding, against any of the monetary obligations of FCMC to Franklin Holding under this Note, whether due or not, and Franklin Holding shall be deemed to have exercised such right of set-off and to have made a charge against any such money or property immediately upon the occurrence of such Event of Default, even though the actual book entries may be made at some time subsequent thereto; and (iv) exercise any and all rights and remedies which are provided for under the New Jersey Uniform Commercial Code (N.J.S.A. 12A:9-101 et seq.).

10.         General.

All of the terms, covenants, warranties and conditions contained in this Note shall be binding upon and inure to the sole and exclusive benefit of FCMC and Franklin Holding and their respective successors and assigns.  FCMC and all other parties who at any time may be liable hereon in any capacity, jointly and severally, waive presentment, demand for payment, protest and notice of dishonor of this Note or of any exchange, sale, surrender or other handling or disposition of collateral, and authorize Franklin Holding without notice, to grant extensions in the time of payment of and reduction or increase in the rate of interest on any money owing on this Note.  This Note and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey and FCMC consents to the jurisdiction of federal and state courts located in the State of New Jersey.  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

11.         Jury Trial.

FCMC WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING BETWEEN FCMC, FRANKLIN HOLDING OR ITS SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS.  IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS.  THIS SECTION IS A MATERIAL INDUCEMENT TO FRANKLIN HOLDING TO MAKE THE LOAN.

IN WITNESS WHEREOF, FCMC has caused this Note to be duly executed and delivered all as of the day and year first above written.

Attest:	FCMC:

Franklin Credit Management Corporation

By:
Name:	Name: Thomas J. Axon
Title: Secretary of FCMC	Title: President